SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
       Date of report (Date of earliest event reported): December 6, 2001.

                             A1 INTERNET.COM, INC.,
             (Exact Name of Registrant as Specified in Its Charter)

      Nevada                      000-274243                        03-7392107
(State or Other            (Commission File Number)            (I.R.S. Employee
Jurisdiction of                                           Identification Number)
Incorporation)

                15200 Shady Grove Road, Rockville, Maryland 20850
          (Address of Principal Executive Offices, Including Zip Code)
                                 (301) 296-4234
              (Registrant's Telephone Number, Including Area Code)
                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)
               15825 Shady Grove Road, Rockville, Maryland  20850

               --------------------------------------------------


     A1 Internet.com Inc. (the "Corporation"), duly organized under the law of the state of Nevada, does hereby consent to the adoption of the following resolutions herein set forth as of the 15th of October, 2001 - it is hereby agreed that such resolutions are unanimously adopted the Board of Directors (the "Board") of the Company:

ITEM  1.  CORPORATE  NAME  CHANGE
---------------------------------

     By resolution of the Board of Directors, as referenced above, the following change in the registered corporate name has been effected:

"A1  INTERNET.COM,  INC"  TO  "WORLDTEQ  GROUP  INTERNATIONAL  INCORPORATED"


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ITEM  2.  STOCK  SYMBOL  CHANGE
-------------------------------

     As a result of the corporate name change, the following stock symbol change has been effected:

     The stock symbol registered for the corporation formerly known as A1 Internet.com, Inc. - now WorldTeq Group International Incorporated - is changed as follows:

                                "AWON" TO "WTEQ"



ITEM  3.  CUSIP  NUMBER  CHANGE
-------------------------------

     As a result of the corporate name, and symbol change, the following CUSIP number change has been effected:

     The CUSIP number registered for the corporation formerly known as A1 Internet.com, Inc - now WorldTeq Group International Incorporated - is changed as follows:

                         "037392-10-7" TO "98158A-10-1"


ITEM  4.  COMMON  STOCK  INCREASE
---------------------------------

     By resolution of the Board of Directors, as referenced above, the following change in common shares is effected:

            "THE NUMBER OF AUTHORIZED COMMON SHARES IS INCREASED FROM
                           20,000,000 TO 100,000,000"


                      (SIGNATURES TO FOLLOW ON NEXT PAGE)
                      -----------------------------------


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    WORLDTEQ GROUP INTERNATIONAL INCORPORATED
                        (FORMERLY A1 INTERNET.COM, INC.)
                                  (Registrant)

Date:  December 6, 2001


                              By: /S/ Bruce Bertman

                      -------------------------------------
                                   (Signature)
                              Name:  Bruce Bertman
                                Title: President,
                             Chief Executive Officer



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